EXHIBIT 10.17

THE WARRANT EVIDENCED OR CONSTITUTED HEREBY, AND ALL SHARES OF COMMON STOCK ISSUABLE HEREUNDER, HAVE BEEN AND WILL BE ISSUED WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) AND MAY NOT BE SOLD, OFFERED FOR SALE, TRANSFERRED, PLEDGED OR HYPOTHECATED WITHOUT REGISTRATION UNDER THE ACT UNLESS EITHER (i) THE DISPOSITION OF SUCH SECURITIES IS EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS OR (ii) THE DISPOSITION OF SUCH SECURITIES IS REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS.

WARRANT TO PURCHASE
COMMON STOCK OF GRAND TOYS INTERNATIONAL, INC.

     This certifies that                     (the “Holder”), for value received, is entitled to purchase from Grand Toys International, Inc. (the “Company”)                     (                   ) shares of the Company’s Common Stock, $0.001 par value per share (the “Common Stock”), at a per share exercise price of $0.53 per share (the “Per Share Exercise Price”). This right may be exercised at any time after the six month anniversary of the date hereof up to and including 5:00 p.m. (New York City time) on the third anniversary of the date hereof (the “Expiration Date”).

1. Exercise.

     (a) To exercise this right the Holder shall surrender to the Company at its principal office (or at such other location as the Company may advise the Holder in writing) this warrant, properly endorsed, with the Subscription Form attached hereto duly filled in and signed and, if applicable, upon payment in cash or by check of the aggregate Per Share Exercise Price for the number of shares for which this warrant is being exercised determined in accordance with the provisions hereof.

     (b) In lieu of exercising this warrant for cash, the Holder may elect to receive shares equal to the value (as determined below) of this warrant (or the portion thereof being canceled) by surrender of this warrant at the principal office of the Company, together with the properly endorsed Subscription Form and notice of such election, in which event the Company will issue to the Holder a number of shares of Common Stock computed using the following formula:

X	=	Y (A-B)

A

Where X	=	the number of shares of Common Stock to be issued to the Holder

Y	=	the number of shares of Common Stock purchasable under this warrant or, if only a portion of this warrant is being exercised, the portion of this warrant being canceled (at the date of such calculation)

A	=	the Fair Market Value per share of Common Stock (at the date of such calculation)

B	=	Per Share Exercise Price (as adjusted to the date of such calculation)

     For purposes of the above calculation, Fair Market Value per share of Common Stock will be as follows:

               (1) If the Common Stock is listed on a national securities exchange, the Nasdaq National Market or another nationally recognized trading system as of the exercise date, the Fair Market Value per share of Common Stock shall be deemed to be the last reported sale prices per share of Common Stock thereon on the trading day on which a sale was made immediately preceding the exercise date.

               (2) If the Common Stock is not listed on a national securities exchange, the Nasdaq National Market or another nationally recognized trading system as of the exercise date, the Fair Market Value per share of Common Stock shall be deemed to be the amount most recently determined by the Board of Directors to represent the fair market value per share of the Common Stock (including without limitation a determination for purposes of granting Common Stock options or issuing Common Stock under an employee benefit plan of the Company); and, upon request of the Holder, the Board of Directors (or a representative thereof) shall promptly notify the Holder of the Fair Market Value per share of Common Stock . Notwithstanding the foregoing, if the Board of Directors has not made such a determination within the three-month period prior to the exercise date, then (A) the Board of Directors shall make a determination of the Fair Market Value per share of Common Stock within 15 days of a request by the Holder that it do so, and (B) the exercise of this Warrant pursuant to this subsection 1(b) shall be delayed until such determination is made.

2. Issuance of Certificates.

     Certificates for the shares of Common Stock acquired upon exercise of this warrant, together with any other securities or property to which the Holder is entitled upon such exercise, will be delivered to the Holder by the Company at the Company’s expense within a reasonable time after this warrant has been so exercised. Each stock certificate so delivered will be in such denominations of Common Stock as may be requested by the Holder and will be registered in the name of the Holder. In case of a purchase of less than all the shares that may be purchased under this warrant, the Company will cancel this warrant and execute and deliver a new warrant or warrants of like tenor for the balance of the shares purchasable under this warrant to the Holder within a reasonable time after surrender of this warrant.

3. Shares Fully-Paid, Nonassessable, Etc.

     All shares of Common Stock issued upon exercise of this warrant will, upon issuance, be duly authorized, validly issued, fully-paid and nonassessable and free from all preemptive rights of any shareholder and free of all taxes, liens and charges with respect to the issue thereof. The Company will at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the exercise of this warrant, such number of its shares of Common Stock as from time to time are sufficient to effect the full exercise of this warrant. If at any time the number of authorized but unissued shares of Common Stock is not sufficient to effect the full exercise of this warrant, the Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as is sufficient for such purpose. The Company will take all such action as may be necessary to assure that such securities may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of any domestic securities exchange upon which the Common Stock may be listed; provided, however, that the Company will not be required to effect a registration under federal or state securities laws with respect to such exercise (except as may be set forth in a separate written agreement between the Company and the Holder).

4. Adjustments.

     4.1 Adjustment for Stock Splits and Combinations. If the Company at any time or from time to time during the term of this warrant effects a subdivision of the outstanding Common Stock, the Per Share Exercise Price in effect immediately before that subdivision will be proportionately decreased. Conversely, if the Company at any time or from time to time during the term of this warrant combines the outstanding shares of Common Stock into a smaller number of shares, the Per Share Exercise Price in effect immediately before the combination will be proportionately increased. Any adjustment under this Section 4.1 will become effective at the close of business on the date the subdivision or combination becomes effective.

     4.2 Adjustment for Common Stock Dividends and Distributions. If the Company at any time or from time to time during the term of this warrant makes, or fixes, a record date for the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in additional shares of Common Stock, in each such event the Per Share Exercise Price that is then in effect will be decreased as of the time of such issuance or, in the event such record date is fixed, as of the close of business on such record date, by multiplying the Per Share Exercise Price then in effect by a fraction (a) the numerator of which is the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance on the close of business on such record date, and (b) the denominator of which is the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance on the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution; provided, however, that if such record date is fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Per Share Exercise Price will be recomputed accordingly as of the close of business on such record date and thereafter the Per Share Exercise Price will be adjusted pursuant to this Section 4.2 to reflect the actual payment of such dividend or distribution.

     4.3 Adjustments for Other Dividends and Distributions. If the Company at any time or from time to time during the term of this warrant makes, or fixes a record date for the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in securities of the Company other than shares of Common Stock, in each such event provision will be made so that the Holder will receive upon exercise of this warrant, in addition to the number of shares of Common Stock receivable thereupon, the amount of other securities of the Company that it would have received had this warrant been exercised on the date of such event and had it thereafter, during the period from the date of such event to and including the exercise date, retained such securities receivable by them as aforesaid, subject to all other adjustments called for during such period under this Section 4 with respect to the rights of the Holder hereunder or with respect to such other securities by their terms.

     4.4 Adjustment for Reclassification, Exchange and Substitution. If at any time or from time to time during the term of this warrant the Common Stock issuable upon the exercise of this warrant is changed into the same or a different number of shares of any class or classes of stock, whether by recapitalization, reclassification or otherwise (other than a recapitalization, subdivision, combination, reclassification or exchange provided for elsewhere in this Section 4), the Holder will have the right thereafter to exercise this warrant for the kind and amount of stock and other securities and property receivable upon such recapitalization, reclassification or other change into which the shares of Common Stock issuable upon exercise of this warrant immediately prior to such recapitalization, reclassification or change could have been converted, all subject to further adjustment as provided herein or with respect to such other securities or property by the terms thereof.

     4.5 Reorganizations. If at any time or from time to time during the term of this warrant there is a capital reorganization of the Common Stock (other than a recapitalization, subdivision, combination, reclassification or exchange provided for elsewhere in this Section 4), as a part of such capital reorganization, provision will be made so that the Holder will thereafter be entitled to receive upon exercise of this warrant the number of shares of stock or other securities or property of the Company to which a holder of the number of shares of Common Stock deliverable upon exercise of this warrant would have been entitled on such capital reorganization, subject to adjustment in respect of such stock or securities by the terms thereof.

     4.6 Certificate of Adjustment. In each case of an adjustment or readjustment of the number of shares issuable upon exercise of this warrant or the Per Share Exercise Price, the Company, at its expense, will compute such adjustment or readjustment in accordance with the provisions hereof and prepare a certificate showing such adjustment or readjustment, and will mail such certificate, by first class mail, postage prepaid, to the Holder at the Holder’s address as shown in the Company’s books. The certificate will set forth such adjustment or readjustment, showing in detail the facts upon which such adjustment or readjustment is based, including a statement of (a) the Per Share Exercise Price at the time in effect, and (b) the type and amount, if any, of other property that at the time would be received upon exercise of this warrant.

     4.7 Notices of Record Date. Upon (a) any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, (b) any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company, any sale of all or substantially all of the assets of the Company or any voluntary or involuntary dissolution, liquidation or winding up of the Company or (c) a proposed sale event, the Company will mail to the Holder at least twenty (20) days prior to the record date specified therein a notice specifying (1) the date on which any such record is to be taken for the purpose of such dividend or distribution and a description of such dividend or distribution, (2) the date on which any such reorganization, reclassification, recapitalization, asset sale, dissolution, liquidation or winding up is expected to become effective, and (3) the date, if any, that is to be fixed as to when the holders of record of Common Stock (or other securities) will be entitled to exchange their shares of Common Stock (or other securities) for securities or other property deliverable upon such reorganization, reclassification, recapitalization, asset sale, dissolution, liquidation or winding up.

5. Taxes.

     The Company will pay all taxes (other than taxes based upon income) and other governmental charges that may be imposed with respect to the issue or delivery of shares of Common Stock upon exercise of this warrant, excluding any tax or other charge imposed in connection with any transfer involved in the issue and delivery of shares of Common Stock in a name other than that in which this warrant was registered.

6. Registration Rights

     The shares of Common Stock issuable upon exercise of this warrant shall have the identical registration rights set forth in Section 4 of the Subscription Agreement dated as of the date hereof between the Holder and the Company.

7. Closing of Books.

     The Company will at no time close its transfer books against the transfer of any warrant or of any shares of Common Stock issued or issuable upon the exercise of any warrant in any manner that interferes with the timely exercise of this warrant.

8. No Voting or Dividend Rights; Limitation of Liability.

     Nothing contained in this warrant will be construed as conferring upon the Holder the right to vote or to consent or to receive notice as a shareholder of the Company or any other matters or any rights whatsoever as a shareholder of the Company. No dividends or interest will be payable or accrued in respect of this warrant or the interest represented hereby or the shares purchasable hereunder until, and only to the extent that, this warrant has been exercised.

9. Warrants Transferable.

     Subject to compliance with applicable federal and state securities laws and the restrictions imposed by any other written agreement between the Holder and the Company, this warrant and all rights hereunder are transferable, in whole or in part, without charge to the Holder (except for transfer taxes), upon surrender of this warrant properly endorsed and in compliance with the provisions of this warrant.

10. Modification and Waiver.

     This warrant and any provision hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of the same is sought.

11. Notices.

     Any notice required by the provisions of this warrant will be in writing and will be deemed effectively given: (a) upon personal delivery to the party to be notified; (b) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient; if not, then on the next business day; (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All notices will be addressed to the Holder at the address of the Holder appearing on the books of the Company.

12. Lost Warrants.

     The Company represents and warrants to the Holder that upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction, or mutilation of this warrant and, in the case of any such loss, theft or destruction, upon receipt of an indemnity reasonably satisfactory to the Company, or in the case of any such mutilation upon surrender and cancellation of such warrant, the Company, at its expense, will make and deliver a new warrant, of like tenor, in lieu of the lost, stolen, destroyed or mutilated warrant.

13. Fractional Shares.

     No fractional shares of Common Stock will be issued upon exercise of this warrant. If the conversion would result in the issuance of any fractional share, the Company will, in lieu of issuing any fractional share, pay cash equal to the product of such fraction multiplied by the closing bid price of the Company’s Common Stock on the date of conversion.

14. Governing Law.

     This warrant will be construed and enforced in accordance with, and the rights of the parties will be governed by, the laws of the State of New York without regard to conflict of laws principles.

     The Company has executed this warrant as of this                     day of March, 2001.

GRAND TOYS INTERNATIONAL, INC.

By:

Title:

HOLDER

By:

Title:

Exhibit A to Warrant

SUBSCRIPTION FORM

Date:

Grand Toys International, Inc.
Attn: President

Ladies and Gentlemen:

     The undersigned hereby elects to exercise the warrant issued to it by Grand Toys International, Inc. (the “Company”) dated as of                     and to purchase thereunder                                        (                ) shares of the Common Stock of the Company at a purchase price of                  ($                   ) per Share, for an aggregate purchase price of                                       ($                    ) (the “Purchase Price”).

Very truly yours,

By:

Title: